Exhibit 4.2

                      URBAN TELEVISION NETWORK CORPORATION

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS

                                 August 31, 2004

         The undersigned, constituting all of the directors of URBAN TELEVISION NETWORK CORPORATION, a Nevada corporation (the "Company"), waiving all notice, hereby consent to the taking of the following action without the holding of a meeting and hereby adopt the following resolutions which shall have the same force and effect as if adopted by a unanimous vote at a meeting called to consider and act upon the same:

                  WHEREAS, the Board of Directors of the Company has approved the creation of a plan to award shares of the Company's common stock, par value $.0001 per share ("Common Stock"), or options to purchase shares of Common Stock, to selected certain directors, officers, employees of and certain persons rendering service to the Company, all in accordance with the terms, provisions, and conditions set forth in the Urban Television Network Corporation 2003 Non-Qualified Stock Grant and Option Plan (the "Plan"); and further

                  WHEREAS, the Company has filed with the United States Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement") respecting the 2,000,000 shares of Common Stock that may be issued pursuant to the Plan;

                  WHEREAS, the Board of Directors of the Company now desires to amend the Plan to increase from 2,000,000 to 6,800,000 the maximum number of shares of Common Stock that may be issued pursuant to the Plan;

                  NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Company hereby approves the amendment of the second sentence of
         Section 4 of the Plan, so that such sentence shall henceforth read in its entirety as follows:

                  "The aggregate number of shares subject to stock grants and options will not exceed 6,800,000 shares of Stock (subject to adjustment as provided in Section 5.6)."

                  AND FURTHER RESOLVED, that the appropriate officers of the Company be and hereby are authorized, empowered and directed, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and file with the Commission, pursuant to the Securities Exchange Act of 1933, as amended, and the rules and regulations promulgated thereunder, another Registration Statement on Form S-8 to register the additional shares of Common Stock that may be issued pursuant to the Plan, in such form as the officers shall approve, such approval to be conclusively evidenced by the executing officers' execution thereof; and further

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                  RESOLVED,  that the appropriate officers of the Company be and each of them hereby is authorized, empowered and directed to do and perform all such acts and things and to enter into and execute for and on behalf of the Company all such documents which, in the judgment of the officer taking such action, are necessary or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions.

         IN WITNESS WHEREOF, the undersigned have set their hands hereunto as of the first date above written.


 /s/Lonnie G. Wright                                     /s/ Randy Moseley
------------------------                                ------------------------
   Lonnie G. Wright                                     Randy Moseley


 /s/ Edward Maddox                                       /s/ Clayton Wilkinson
------------------------                                ------------------------
    Edward Maddox                                       Clayton Wilkinson


 /s/ Carl Olivieri                                       /s/ Jacob R. Miles III
------------------------                                ------------------------
Carl Olivieri                                           Jacob R. Miles III


 /s/ Marc Pace                                           /s/ Stanley  Woods
------------------------                                ------------------------
Marc Pace                                               Stanley Woods